UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York	14204
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2024, 22nd Century Group, Inc. (the “Company”) received a deficiency letter from the Nasdaq Listing Qualifications Department indicating that the Company was not in compliance with Nasdaq's Listing Rule 5550(b)(1) because the Company's shareholders' equity for the year ended December 31, 2023 (the "Year"), as reported in the Company's Form 10-K for the Year, was below the minimum shareholders' equity requirement of $2,500,000 (the "Shareholders' Equity Requirement").

The Notice had no immediate effect on the Company's continued listing on Nasdaq, subject to the Company's compliance with the other continued listing requirements. In accordance with Nasdaq rules, the Company has been provided 45 calendar days, to submit a plan to regain compliance with the Shareholders' Equity Requirement (the "Compliance Plan"). If the Compliance Plan is accepted, Nasdaq may grant up to 180 calendar days from the date of the Notice for the Company to regain compliance with the Shareholders' Equity Requirement.

The Company intends to timely submit a Compliance Plan to Nasdaq to regain compliance with the Shareholders' Equity Requirement. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with Listing Rule 5550(b)(1) or maintain compliance with any other Nasdaq requirement in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: April 5, 2024	Lawrence Firestone
Chief Executive Officer